UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report: October 5, 2006

QUIXOTE CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 001-08123

DELAWARE	36-2675371
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

35 EAST WACKER DRIVE, CHICAGO, ILLINOIS	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (312) 467-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01            Other Events.

Our subsidiary, Peek Traffic Corporation, sold its automated traffic enforcement product line to Traffipax, Inc. in the first quarter of fiscal 2007. We are transferring to Traffipax city and county contracts to provide red light enforcement and speed enforcement services, as well as the related assets. Several employees of ours are being hired by Traffipax to service the transferred contracts. The proceeds from this sale are expected to be between $395,000 and $845,000 subject to the assignment of the contracts.

Our subsidiary, Spin-Cast Plastics, Inc., sold its former manufacturing facility in South Bend, Indiana to E. W. Marine Inc. in the first quarter of fiscal 2007. Since June 30, 2005, we had been renting the facility to Elkhart Plastics, Inc., the purchaser of the Spin-Cast assets. Our net proceeds from the sale of this facility were $1.4 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIXOTE CORPORATION

DATE: October 5, 2006	/s/ Daniel P. Gorey
DANIEL P. GOREY
Vice President, Chief Financial Officer and
Treasurer (Chief Financial & Accounting Officer)